UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

INOVIO BIOMEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11494 Sorrento Valley Road San Diego, California	92121-1318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 597-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As described in the Current Report on Form 8-K of Inovio Biomedical Corporation (“Inovio”) dated October 26, 2009 (the “Initial 8-K”), effective October 26, 2009, the Board of Directors (the “Board”) of Inovio appointed Keith H. Wells, Ph.D. and David Williams as directors to hold office until Inovio’s 2010 Annual Meeting of Stockholders and until their successors are elected and duly qualified.

Inovio is filing this amendment to the Initial 8-K to incorporate as part of the Initial 8-K the information set forth below under Item 5.02 as required by Instruction 2 to Item 5.02 of Form 8-K.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2009, Inovio’s Board (i) appointed Dr. Wells to be a member of the Audit Committee of the Board and the Nomination and Corporate Governance Committee of the Board, and (ii) appointed Mr. Williams to be a member of the Compensation Committee of the Board and to be Chair of the Nomination and Corporate Governance Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2009

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer